Exhibit 99.1

News Release

Contact:
Juan José Orellana
Investor Relations
Molina Healthcare, Inc.
562-435-3666, ext. 111143

MOLINA HEALTHCARE REPORTS
FIRST QUARTER 2006 RESULTS

Long Beach, California (May 4, 2006) — Molina Healthcare, Inc. (NYSE: MOH) today announced its financial results for the first quarter ended March 31, 2006.

Net income for the first quarter ended March 31, 2006, was $8.6 million, or $0.31 per diluted share, compared with net income of $14.8 million, or $0.53 per diluted share, for the quarter ended March 31, 2005. Comparability between the first quarters of 2006 and 2005 is affected by adverse out-of-period claims development recorded in the second quarter of 2005, which was disclosed in the Company’s earnings release announcing results for the second quarter of 2005.

The Company is not revising guidance at this time. The Company continues to assess the effectiveness of the medical care cost control initiatives it implemented during the latter half of 2005. Also, the magintude of a number of growth opportunities has yet to be determined.

Commenting on the results, J. Mario Molina, M.D., president and chief executive officer of Molina Healthcare, Inc., said, “Our financial results for this quarter, combined with the positive momentum generated in the previous two quarters, are indicative of the progress we are making with our medical management initiatives. However, despite the noticeable improvement in our medical care cost trends, there is still much to be done. We believe that the results for the first half of 2006 will provide a more reliable measure of our progress.”

Financial Results - Comparison of Quarters Ended March 31, 2006 and 2005

Premium revenue for the first quarter of 2006 was $449.3 million, an increase of $57.1 million, or 14.6%, over 2005 premium revenue of $392.2 million. Membership growth from acquisitions in California and from start-up operations in Indiana and Ohio was the primary driver of the increase in premium revenue.

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MOH Announces First Quarter Results

May 4, 2006

Medical care costs as a percentage of premium and other operating revenue (the medical care ratio) increased to 85.3% in the first quarter of 2006 from 84.9% in the first quarter of 2005. Sequentially, the Company’s medical care ratio increased to 85.3% in the first quarter of 2006 from 84.7% in the fourth quarter of 2005. The Company believes that the increase in the medical care ratio between the fourth quarter of 2005 and the first quarter of 2006 was primarily the result of normal seasonality in health care utilization and costs. The Company further believes that certain medical cost control initiatives undertaken at the start of the third quarter of 2005 are having a positive impact upon its medical care ratio.

Sequentially, the Company’s days in claims payable increased to 57 days at March 31, 2006, compared with 55 days at December 31, 2005, 52 days at September 30, 2005, 50 days at June 30, 2005, and 48 days at March 31, 2005. The increase in days in claims payable is the result of the Company’s increasing membership, new markets entered in 2006 and the Company’s desire to maintain adequate claims reserves while its medical care cost control initiatives gain further traction.

Salary, general and administrative expenses were $51.2 million for the first quarter of 2006, representing 11.3% of total revenue, as compared with $33.5 million, or 8.5% of total revenue, for the first quarter of 2005.

Core G&A (defined as SG&A expenses less premium taxes) increased to 8.5% of total revenue in the first quarter of 2006 as compared with 5.9% in the first quarter of 2005. The increase in core G&A was due to investments in infrastructure to support the Company’s medical cost control initiatives and the administrative expenses associated with the Company’s development of its Medicare Advantage Special Needs Plans. The Company’s adoption of SFAS No. 123R, Share-Based Payment, effective January 1, 2006, reduced earnings per diluted share by approximately $0.02 in the first quarter of 2006.

Depreciation and amortization expense increased by $1.6 million when compared with the first quarter of 2005. Increased amortization expense due to the Company’s acquisitions in California (which closed on June 1, 2005) contributed $0.6 million in additional amortization. Depreciation increased as a result of investment in infrastructure, principally at the Company’s corporate offices.

Investment income during the quarter increased by $2.3 million, or 131.3%, as compared with the first quarter of 2005 as a result of higher invested balances and higher rates of return.

Income taxes were recognized in the first quarter of 2006 based upon an effective tax rate of 37.5% as compared with an effective tax rate of 38.0% in the first quarter of 2005.

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MOH Announces First Quarter Results

May 4, 2006

Cash Flow

Operating activities provided $41.0 million in cash for the quarter ended March 31, 2006. Increases in medical claims and benefits payable contributed $18.2 million to net cash provided by operating activities for the quarter ended March 31, 2006.

At March 31, 2006, the Company had consolidated cash and investments of approximately $390.0 million.

Membership

The following table details the Company’s membership by state at March 31, 2006, December 31, 2005, and March 31, 2005:

	March 31,	Dec. 31,	March 31,
	2006	2005	2005
California	312,000	321,000	254,000
Indiana	28,000	24,000	—
Michigan	143,000	144,000	157,000
New Mexico	59,000	60,000	61,000
Ohio	27,000	N/A1	—
Utah	61,000	59,000	55,000
Washington	288,000	285,000	276,000
Total	918,000	893,000	803,000

1 Enrollment in the Company’s Ohio HMO at December 31, 2005, was less than 250 members.

The following table details member months (defined as the aggregation of each month’s membership for the period) by state for the periods indicated:

	Quarter Ended
	March 31,	Dec. 31,	March 31,
	2006	2005	2005
California	947,000	971,000	753,000
Indiana	79,000	70,000	—
Michigan	431,000	436,000	471,000
New Mexico	178,000	181,000	187,000
Ohio	48,000	N/A1	—
Utah	181,000	176,000	159,000
Washington	868,000	862,000	823,000
Total	2,732,000	2,696,000	2,393,000

1 Enrollment in the Company’s Ohio HMO at December 31, 2005, was less than 250 members.

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MOH Announces First Quarter Results

May 4, 2006

Conference Call

The live broadcast of Molina Healthcare’s conference call will begin at 5:00 p.m. Eastern Time, May 4, 2006. The number to call for this interactive conference call is 212-346-6550. A 30-day online replay will be available beginning approximately one hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.molinahealthcare.com or at www.earnings.com.

Molina Healthcare, Inc. is a multi-state managed care organization that arranges for the delivery of healthcare services to persons eligible for Medicaid and other programs for low-income families and individuals. Molina Healthcare, Inc. currently operates health plans in California, Indiana, Michigan, New Mexico, Ohio, Utah, and Washington. More information about Molina Healthcare, Inc. can be obtained at www.molinahealthcare.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  This press release contains “forward-looking statements” identified by words such as “will,” “expects,” “believes,” “anticipates,” “plans,” “projects,” “estimates,” “intends,” and similar words and expressions.  In addition, any statements that refer to earnings guidance, expectations, projections, or their underlying assumptions, or other characterizations of future events or circumstances, are forward-looking statements.  All of the Company’s forward-looking statements are based on current expectations and assumptions that are subject to numerous known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially.  Such factors include, without limitation, risks related to: the Company’s ability to identify and address medical care cost issues and to address them successfully through its medical care cost control initiatives; the Company’s ability to accurately estimate incurred but not reported medical costs; high dollar claims related to catastrophic illness; potential reductions in funding for Medicaid and other government-sponsored healthcare programs; receiving the award upon remand of the long-term contracts for Riverside and/or San Bernardino Counties; the successful renewal and continuation of the government contracts of the Company’s health plans; the favorable resolution of pending litigation or arbitration; the implementation of announced rate increases; the Company’s ability to obtain timely regulatory approvals for acquisitions or to successfully integrate its completed acquisitions, including new members and providers; the ability to enter into more favorable hospital or provider contracts; the availability of financing to fund the Company’s acquisitions; membership eligibility processes and methodologies; unexpected changes in healthcare practices, technologies, or utilization patterns; changes in federal or state laws or regulations or in their interpretation; risks associated with the Company’s start-up operations in new states; disasters or epidemics; and other risks and uncertainties as detailed in  the Company’s reports and filings with the Securities and Exchange Commission and available on its website at www.sec.gov.  All forward-looking statements in this release represent the Company’s judgment as of May 4, 2006.  The Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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MOH Announces First Quarter Results

May 4, 2006

MOLINA HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except for per share data)
(Unaudited)

	Three Months Ended
	March 31,
Revenue:	2006	2005
Premium revenue	$449,294	$392,187
Investment income	4,082	1,765
Total operating revenue	453,376	393,952

Expenses:
Medical care costs:
Medical services	74,858	63,667
Hospital and specialty services	262,870	226,532
Pharmacy	45,519	42,915
Total medical care costs	383,247	333,114
Salary, general and administrative expenses	51,213	33,546
Depreciation and amortization	4,762	3,198
Total expenses	439,222	369,858
Operating income	14,154	24,094

Other expense:
Interest expense	(414)	(289)
Total other expense	(414)	(289)
Income before income taxes	13,740	23,805
Income tax expense	5,150	9,046
Net income	$8,590	$14,759

Net income per share:
Basic	$0.31	$0.53
Diluted	$0.31	$0.53

Weighted average number of common shares and
potentially dilutive common shares outstanding	28,141,000	27,964,000

Operating Statistics:
Medical care ratio (1)	85.3%	84.9%
Salary, general and administrative expense ratio (2), excluding premium taxes	8.5%	5.9%
Premium taxes included in salary, general and administrative expenses	2.8%	2.6%
Total salary, general and administrative expense ratio	11.3%	8.5%

Members (3)	918,000	803,000
Days in claims payable	57	48

(1)	Medical care ratio represents medical care costs as a percentage of premium revenue.
(2)	Salary, general and administrative expense ratio represents such expenses as a percentage of total operating revenue.
(3)	Number of members at end of period.

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MOH Announces First Quarter Results

May 4, 2006
MOLINA HEALTHCARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
   Dec. 31,
200
	March 31,	Dec. 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$288,347	$249,203
Investments	101,690	103,437
Receivables	73,884	70,532
Income tax receivable	—	3,014
Deferred income taxes	3,039	2,339
Prepaid and other current assets	9,615	10,321
Total current assets	476,575	438,846
Property and equipment, net	32,716	31,794
Goodwill and intangible assets, net	122,893	124,914
Restricted investments	18,205	18,242
Other assets	8,804	8,018
Total assets	$659,193	$621,814

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Medical claims and benefits payable	$235,579	$217,354
Deferred revenue	6,248	803
Accounts payable and accrued liabilities	29,670	31,457
Income taxes payable	3,588	—
Total current liabilities	275,085	249,614
Deferred income taxes	3,657	4,796
Other long-term liabilities	4,488	4,554
Total liabilities	283,230	258,964

Stockholders’ equity:
Common stock, $0.001 par value; 80,000,000 shares authorized;
issued and outstanding: 27,935,134 shares at March 31, 2006, and
27,792,360 shares at December 31, 2005	28	28
Preferred stock, $0.001 par value; 20,000,000 shares authorized,
no shares issued and outstanding	—	—
Additional paid-in capital	167,235	162,693
Accumulated other comprehensive loss	(648)	(629)
Retained earnings	229,738	221,148
Treasury stock (1,201,174 shares, at cost)	(20,390)	(20,390)
Total stockholders’ equity	375,963	362,850
Total liabilities and stockholders’ equity	$659,193	$621,814

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MOH Announces First Quarter Results

May 4, 2006
MOLINA HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
Operating activities:	2006	2005
Net income	$8,590	$14,759
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,762	3,198

Amortization of capitalized credit facility fees	211	734
Deferred income taxes	(1,835)	1,472
Tax benefit from exercise of employee stock options
recorded as additional paid-in capital	—	1,021
Stock-based compensation	1,227	175
Changes in operating assets and liabilities:
Receivables	(3,352)	(8,685)
Prepaid and other current assets	706	478
Medical claims and benefits payable	18,225	(4,645)
Deferred revenue	5,445	—
Accounts payable and accrued liabilities	391	(4,694)
Income taxes payable (receivable)	6,602	(1,374)
Net cash provided by operating activities	40,972	2,439

Investing activities:
Purchases of equipment	(3,663)	(2,189)
Purchases of investments	(34,015)	(3,969)
Sales and maturities of investments	35,739	18,935
(Increase) decrease in restricted cash	37	(41)
Increase (decrease) in other long-term liabilities	(66)	366
Increase in other assets	(997)	(4,633)
Net cash (used in) provided by investing activities	(2,965)	8,469

Financing activities:
Borrowing under credit facility	—	3,100
Tax benefit from exercise of employee stock options
recorded as additional paid-in capital	467	—
Principal payments on capital lease obligations and mortgage notes	—	(40)
Proceeds from exercise of stock options and employee stock purchases	670	386
Net cash provided by financing activities	1,137	3,446
Net increase in cash and cash equivalents	39,144	14,354
Cash and cash equivalents at beginning of period	249,203	228,071
Cash and cash equivalents at end of period	$288,347	$242,425

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MOH Announces First Quarter Results

May 4, 2006

MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in thousands)
(Unaudited)

The following table shows the components of the change in medical claims and benefits payable for the quarters ended March 31, 2006 and 2005:

	Three Months Ended
	March 31,
	2006	2005
Balances at beginning of period	$217,354	$160,210
Components of medical care costs related to:
Current year	407,847	343,065
Prior years	(24,600)	(9,951)
Total medical care costs	383,247	333,114
Payments for medical care costs related to:
Current year	218,890	212,959
Prior years	146,132	124,800
Total paid	365,022	337,759
Balances at end of period	$235,579	$155,565

The Company’s claims reserving methodology includes an allowance for adverse claims development at each reporting date based on our historical experience, and other factors considered by management including, but not limited to, variation in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology has been consistently applied across all periods presented. Accordingly, any benefit recognized in medical care costs resulting from favorable development of an estimated liability at the start of the period may be offset by the addition of an allowance for adverse claims development when estimating the liability at the end of the period.

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